UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2011

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2011, K12 Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with TCV VII, L.P., a Cayman Islands exempted limited partnership, TCV VII (A), L.P., a Cayman Islands exempted limited partnership, TCV Member Fund, L.P., a Cayman Islands exempted limited partnership, and TCMI, Inc., a Delaware corporation. TCV VII, L.P., TCV VII (A), L.P. and TCV Member Fund, L.P. are collectively referred to herein as the "Purchasers".

Subject to the terms and conditions set forth in the Purchase Agreement, the Company has agreed to sell to the Purchasers, and the Purchasers have agreed to purchase, an aggregate of 4,000,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share ("Common Stock"), at $31.46 per share. The aggregate consideration to be paid for the Shares will be approximately $125.8 million. The Purchase Agreement also provides that, immediately prior to and conditioned upon the closing of the of the transactions contemplated by the Purchase Agreement, the Company’s board of directors (the "Board") shall elect a director nominated by the Purchasers to the Board to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his death, retirement, resignation or removal.

The offering referred to above was made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder. The Shares have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

The closing of the offering referred to above is conditioned upon, among other things, the expiration or earlier termination of all waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder. Prior to the closing of the offering referred to above, the Company will enter into an Investor Rights Agreement with the Purchasers (the "Investor Rights Agreement") in the form of Exhibit E to the Purchase Agreement, pursuant to which the Company will grant the Purchasers certain customary participation rights with respect to certain subsequent offerings of Common Stock (or securities exchangeable for or convertible into Common Stock) by the Company and registration rights with respect to the Shares, including, among other things, an obligation of the Company to use its best efforts to file a registration statement within an agreed upon period of time following the closing of the offering referred to above to register the Purchasers’ resale of the Shares.

Each of the foregoing descriptions of the Purchase Agreement and Investor Rights Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement (including, but not limited to, Exhibit E thereto), which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and its applicable subsidiaries, on the one hand, and the Purchasers, on the other hand. Accordingly, the representations and warranties in the Purchase Agreement and by the Company and its applicable subsidiaries are not necessarily characterizations of the actual state of facts about the Company and its applicable subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

The Purchase Agreement (including, but not limited to, Exhibit E thereto) has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchasers or their respective subsidiaries and affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

The contents of Item 1.01 of the Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement dated as of April 13, 2011 among K12 Inc., TCV VII, L.P., TCV VII (A), L.P., TCV Member Fund, L.P. and TCMI, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

April 18, 2011	By:	/s/ Howard D. Polsky

Name: Howard D. Polsky
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of April 13, 2011 among K12 Inc., TCV VII, L.P., TCV VII (A), L.P., TCV Member Fund, L.P. and TCMI, Inc.